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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the reference to our firm under the Caption "Experts" and to the use of our reports dated July 1, 1998, April 15, in the registration Statement on Form SB-2 and related prospectus of Able Energy, Inc. for the registration of 875,000 of its units, each unit consisting of two shares of common stock and one common stock purchase warrant.


                                      /s/ Simontacci & Company LLP
                                    -------------------------------
                                       Simontacci & Company LLP

July 14, 1998
Fairfield, New Jersey